EXHIBIT 21(a)

SUBSIDIARIES OF REGISTRANT:

WORLD SAVINGS BANK, FSB

Federal Savings Bank, Chartered January 20, 1995

California Corporation, Incorporated October 26, 1912

WORLD SAVINGS BANK, FSB (TEXAS)

Federal Savings Bank, Chartered December 1, 2000

Texas State Savings Bank, Incorporated January 12, 1995

WORLD SAVINGS INSURANCE AGENCY, INC.

California Corporation, Incorporated June 6, 2001

ATLAS ADVISERS, INC.

California Corporation, Incorporated May 6, 1987

ATLAS SECURITIES, INC.

California Corporation, Incorporated May 6, 1987